Exhibit 4.32 CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. *** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. Amendment Agreement No. 1 to the Term Storage Agreement bearing number VITOLMD-ETA-2015-01 Between Eurotank Amsterdam B.V. And Vitol SA

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. THIS AMENDMENT AGREEMENT NO. 1 is made on this 26th day of March 2015 BETWEEN 1. Eurotank Amsterdam B.V., a company incorporated under the laws of the Netherlands with a registered office at Van Riebeeckhavenweg 9, 1041 AD, Amsterdam, The Netherlands (“the Company”); and AND 2. Vitol SA, a private company limited by shares, incorporated under the laws of Switzerland with a registered office at Boulevard du Pont d’Arve 28, 1205 Geneva, Switzerland (“the Client”) together “the Parties” and individually “the Party”. WHEREAS (A) The Company and Client are parties to a Term Storage Agreement bearing reference number VITOLMD-ETA-2015-01 dated 1 January 2015 (“Agreement”). (B) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to amend the Agreement in accordance with this Amendment Agreement No. 1. NOW THEREFORE it is agreed that with effect from the date of this Amendment Agreement No. 1: 1. The Parties agree to amend the tank rental rate expressed in Euro set forth in Clause 8 (a) of the Agreement from Euro *** per cubic metre per month to Euro *** per cubic metre per month. 2. The Parties further agree to amend the Contractual Capacity set forth in Clause 6 of the Agreement from approximately 170,000 cbm to 301,933 cbm and extend the End Date set forth in Clause 4 of the Agreement from 30 June 2015 to 31 December 2015. 3. Save to the extent as amended by this Amendment Agreement No. 1, all terms and conditions of the Agreement shall remain in full force and effect. 4. This Amendment Agreement No. 1 may be executed in counterparts. 5. Capitalised terms not otherwise defined in this Amendment Agreement No. 1 shall have the same meaning as in the Agreement.

*** Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions. IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 1 to be executed by their duly authorized representatives, as of the date first above written. Eurotank Amsterdam B.V. /s/ Jack de Moel Name: Jack de Moel Position: Managing Director Date: 25 June 2015 Place: Amsterdam Vitol SA /s/ David Fransen Name: David Fransen Position: Managing Director Date: June 30, 2015 Place: Geneva, Switzerland